UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-36409 (Commission File Number)	98-1141883 (I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2600, Vancouver, British Columbia, (Address of principal executive offices)		V6E 3C9 (Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 30, 2015, City Office REIT, Inc. (the “Company”) issued a press release announcing that the Company closed on the acquisition of the property known as DTC Crossroads, a 191,402 square foot Class A multi-tenant office property in the Denver Technological Center submarket of Denver, Colorado (the “Property”). The Property was purchased from an unaffiliated third-party seller for a purchase price of $35 million, exclusive of closing costs.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Property Acquired

To the extent required by this item, historical financial statements for the Property will be filed in an amendment to this current report on Form 8-K no later than 71 calendar days after the date of this report.

(b) Pro Forma Financial Information

To the extent required by this item, pro forma financial information relating to the acquisition of the Property will be filed in an amendment to this current report on Form 8-K no later than 71 calendar days after the date of this report.

(c) Not applicable.

(d) Exhibits:

Exhibit Number	Description

99.1	City Office REIT, Inc. Press Release, dated June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: July 6, 2015	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	City Office REIT, Inc. Press Release, dated June 30, 2015.